EXHIBIT 10.30

                                  Amendment 1

It is hereby understood and agreed that the Real Estate Errors and Omissions Program Administration and Holdback Agreement ("Agreement") effective December 1, 1993, entered into among Continental Casualty Company, Homeowners Group, Inc., HOMS Insurance Agency, Inc. and POMG Insurance Company, Ltd. is amended by deleting Paragraph 6.2C in its entirety, Paragraph 8.6 in its entirety, Paragraph 10.1 in its entirety, and substituting the following Paragraph 6.2C, Paragraph 8.6, and Paragraph 10.1:

     6.2.C. If in any calendar year, commencing with policy year 1994, on an annualized basis HOMS' production of premium falls below $10 million but is above $7.5 million for calendar year 1994, falls below $17 million but above $12 million for calendar year 1995, falls below $18 million but above $13 million for calendar year 1996, and if on an annualized basis HOMS production for subsequent years falls below $20 million, but is above $15 million, HOMG shall make or cause to be made a cash payment in the Holdback fund equal to 5% of the difference between the actual amount of annualized premium and $7.5 million in 1994, $17 million in 1995, $18 million in 1996, and $20 million thereafter as an advance against the $5 million obligation of HOMS under subparagraph B hereof and not in addition thereto. Such payment shall be made within 45 days of the end of the calendar year.

     8.6. The covenants, warranties and representations contained in paragraphs 8.1-8.4 shall only apply until the HOMG Obligation has been fully satisfied. However, HOMG and CNA agree that in the event that HOMG or HOMS cease to actively market real estate errors and omissions insurance coverage, all ownership in the RE&O Policy expiration list automatically shall vest in CNA. On an annualized basis HOMG agrees to the production of premium for the RE&O Program of $7.5 million for calendar year 1994, $12 million for calendar year 1995, $13 million for calendar year 1996, $15 million for 1997, and $20 million for subsequent years.

     10.1 This Agreement shall remain in effect until December 31, 1999, except that the provisions of this Agreement

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     relating to the Holdback and Collateral Funds shall remain in existence until the earlier of January 1, 2004 or until all assets in the Holdback and Collateral Funds have been disbursed.

All other provisions of the Agreement shall remain the same.

Homeowners Group, Inc.

By: /s/ CARL BUCCELLATO
   --------------------------------------

Name: Carl Buccellato
Title: President/CEO
Date: 3/25/96


HOMS Insurance Agency, Inc.

By: /s/ CARL BUCCELLATO
   --------------------------------------

Name: Carl Buccellato
Title: President/CEO
Date: 3/25/96


POMG Insurance Company, Ltd.

By: /s/ CARL BUCCELLATO
   --------------------------------------

Name: Carl Buccellato
Title: President/CEO
Date: 3/25/96

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Continental Casualty Company

By: /s/ ROGER GRAHAM
   --------------------------------------

Name: Roger Graham
Title: Vice President
Date: March 25, 1996


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